UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 24, 2025

1st Source Corporation
(Exact name of registrant as specified in its charter)

Indiana	0-6233	35-1068133
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

100 North Michigan Street, South Bend, Indiana 46601
(Address of principal executive offices)     (Zip Code)

574-235-2000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock - without par value	SRCE	The NASDAQ Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.07    Submission of Matters to a Vote of Security Holders.

The following actions were taken by the shareholders of 1st Source Corporation (the “Company”) at the annual shareholders’ meeting held April 24, 2025:

1.    Election of Directors
The directors named below were elected to the Board of Directors, as follows:
Terms Expiring in April, 2028:

Nominee	Votes For	Votes Against	Votes Abstain	Broker Non-Vote
John F. Affleck-Graves	15,658,913	4,778,643	10,925	2,206,263
Daniel B. Fitzpatrick	14,764,576	5,672,536	11,369	2,206,263
Christopher J. Murphy IV	19,578,315	839,675	30,491	2,206,263
Isaac P. Torres	19,748,797	686,616	13,068	2,206,263

In addition, the following directors continued in office after the 2025 annual meeting:

Terms Expiring in April, 2026:	Terms Expiring in April, 2027:
Christopher J. Murphy III	Melody Birmingham
Timothy K. Ozark	Tracy D. Graham
Todd F. Schurz	Mark D. Schwabero
Andrea G. Short	Ronda Shrewsbury

2.    Ratification of the appointment of Forvis Mazars‚ LLP as 1st Source Corporation’s independent registered public accounting firm for the fiscal year ending December 31, 2025

The Audit, Finance, and Risk Committee has appointed Forvis Mazars‚ LLP as the independent registered public accounting firm for 1st Source for the fiscal year ending December 31, 2025.

Votes For	Votes Against	Votes Abstain	Broker Non-Vote
22,516,679	116,748	21,317	—
101        Pursuant to Rule 406 of Regulation S-T, the cover page is formatted in Inline XBRL (Inline eXtensible Business reporting Language).

104        Cover Page Interactive Data File (embedded within the Inline XBRL document and included in Exhibit 101).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

1st SOURCE CORPORATION
(Registrant)

Date: April 25, 2025	/s/ BRETT A. BAUER
Brett A. Bauer
Treasurer and Chief Financial Officer
Principal Accounting Officer